Exhibit 99.1

SEC Declares Form S-4 Registration Statement “Effective” for Proposed Business Combination of Murphy Canyon Acquisition Corp. with Conduit Pharmaceuticals Limited

●	Special meeting of Murphy Canyon stockholders to vote on the proposed business combination scheduled for September 7, 2023
●	Conduit is a disease agnostic life science company providing an efficient model for compound development led by a highly experienced team of pharmaceutical executives
●	Murphy Canyon and Conduit entered into a definitive business combination agreement dated November 8, 2022, as amended (the “Business Combination Agreement”)
●	Combined company expected to be named Conduit Pharmaceuticals Inc. and listed on Nasdaq in the third quarter of 2023 under the symbols “CDT” and “CDTTW”

San Diego, California (August 16, 2023) — Murphy Canyon Acquisition Corp. (Nasdaq: “MURF” or “Murphy Canyon”), a blank-check special purpose acquisition company, is pleased to announce that its proxy statement/registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (“SEC”) on May 12, 2023, as amended (the “Registration Statement”), was declared effective by the SEC on August 11, 2023. The Registration Statement was filed in connection with the proposed business combination between Murphy Canyon and Conduit Pharmaceuticals Limited (“Conduit”) previously announced on November 8, 2022.

Conduit is a disease agnostic life science company providing an efficient model for compound development. Formed in 2019, Conduit is a departure from the traditional big pharma/biotech business model whereby, typically companies shepherd their assets through regulatory approval, Conduit acquires assets that are Phase II-ready and then seeks an exit through third-party license deals following successful clinical trials.

Conduit is led by a highly experienced team of pharmaceutical executives, including Dr. David Tapolczay and Dr. Freda Lewis-Hall, established to fund the development of clinical molecules licensed from major pharmaceutical companies. Dr. David Tapolczay will remain Conduit’s CEO, and Dr. Freda Lewis-Hall will be the Chair of the Board of Directors upon closing of the business combination.

Murphy Canyon has scheduled a special meeting of its stockholders to seek approval and adoption of the Business Combination Agreement and the transactions contemplated thereby (the “Transaction”), and other related matters, a key milestone in the business combination process.

The Murphy Canyon special meeting of stockholders will be held on September 7, 2023, at 10:00 am Eastern Time. Murphy Canyon’s common stockholders of record as of the close of business on August 2, 2023, are entitled to receive notice of, to vote, and have their votes counted at the special meeting and any adjournment thereof.

Murphy Canyon stockholders can attend, vote and examine the list of Murphy Canyon stockholders entitled to vote at the live webcast of the special meeting by visiting www.proxyvote.com before the meeting or www.virtualshareholdermeeting.com/MURF2023SM2 during the meeting and entering the control number found on their proxy card, voting instruction form, or notice they previously received. The special meeting will be held in a virtual meeting format only. Stockholders will not be able to attend the special meeting physically.

Every stockholder’s vote FOR ALL Proposals is important, regardless of the number of shares held. If you have any questions or need assistance voting, please contact D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005, Phone: (800) 511-9495, Email: MURF@dfking.com.

Murphy Canyon’s stockholders were mailed the proxy statement and prospectus in connection with the Transaction beginning August 11, 2023. The Registration Statement containing the proxy statement and prospectus contains important information about the proposed Transaction, the Business Combination Agreement, and the proposals to be considered at the special meeting. The Registration Statement containing the proxy statement, prospectus, and proposals to be considered is available through the SEC’s website.

The closing of the Transaction, which is expected to occur in the third quarter of 2023, is subject to approval by Murphy Canyon’s stockholders and the other closing conditions set forth in the definitive Business Combination Agreement. Upon closing, the combined company will be called “Conduit Pharmaceuticals Inc.”, and its common stock and warrants are expected to be listed on The Nasdaq Capital Market under the symbols “CDT” and “CDTTW,” respectively.

About Conduit Pharmaceuticals Limited

Conduit is a disease agnostic life science company providing an efficient model for compound development. Formed in 2019, Conduit is a departure from the traditional big pharma/biotech business model whereby, typically companies shepherd their assets through regulatory approval, Conduit acquires assets that are Phase II-ready and then seeks an exit through third-party license deals following successful clinical trials. Conduit is led by a highly experienced team of pharmaceutical executives, including Dr. David Tapolczay and Dr. Freda Lewis-Hall, established to fund the development of clinical molecules licensed from major pharmaceutical companies.

About Murphy Canyon Acquisition Corp.

Murphy Canyon is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Management is led by Jack Heilbron, Chief Executive Officer and Chairman of the Board of Directors. Murphy Canyon is sponsored by Murphy Canyon Acquisition Sponsor, LLC, a wholly owned subsidiary of Presidio Property Trust, Inc. (Nasdaq: SQFT), which would own 4,015,250 shares of Conduit after the successful completion of the business combination.

Important Information for Investors and Stockholders and Where to Find It

In connection with the transactions described herein, Murphy Canyon filed its Registration Statement on Form S-4 that includes a proxy statement with respect to the stockholder meeting of Murphy Canyon and a prospectus with respect to securities of the combined company. The proxy statement/prospectus was sent to all Murphy Canyon stockholders. Murphy Canyon will also file other documents regarding the proposed Business Combination with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITIES HOLDERS OF MURPHY CANYON ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION AS THEY BECOME AVAILABLE SINCE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION AND THE PARTIES TO THE PROPOSED BUSINESS COMBINATION.

Investors and securities holders are able to obtain free copies of the Registration Statement, proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Murphy Canyon through the website maintained by the SEC at https://sec.gov/. In addition, the documents filed by Murphy Canyon may be obtained free of charge from Murphy Canyon’s website at https://murphycanyonac.com or by written request to info@murphycanyonac.com. Additional information about the proposed Transaction, including a copy of the Business Combination Agreement and investor presentations, were provided in Current Reports on Form 8-K filed by Murphy Canyon with the SEC which can be accessed at www.sec.gov as well as online at https://murphycanyonac.com.

Participants in Solicitation

Murphy Canyon, Conduit, and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of Murphy Canyon’s stockholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed business combination of Murphy Canyon’s directors and officers in Murphy Canyon’s filings with the SEC, including Murphy Canyon’s initial public offering prospectus, which was filed with the SEC on February 2, 2022, Murphy Canyon’s subsequent quarterly reports on Form 10-Q, annual reports on Form 10-K and the Registration Statement. To the extent that holdings of Murphy Canyon’s securities by Murphy Canyon’s insiders have changed from the amounts reported therein, any such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Murphy Canyon’s stockholders in connection with the business combination are included in the proxy statement/prospectus relating to the proposed business combination. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This communication shall not constitute a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination. This communication shall also not constitute an offer to sell or a solicitation of an offer to buy any securities of Murphy Canyon or Conduit, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between Murphy Canyon and Conduit. All statements other than statements of historical facts contained in this press release, including statements regarding Murphy Canyon or Conduit’s future results of operations and financial position, the amount of cash expected to be available to Conduit after the closing and giving effect to any redemptions by Murphy Canyon’s stockholders, Conduit’s business strategy, prospective product candidates, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, future results of current and anticipated product candidates, and expected use of proceeds, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to, the following risks relating to the proposed transaction: the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of Murphy Canyon’s securities; the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; the inability to complete the Transaction, including due to failure to obtain approval of the stockholders of Murphy Canyon or other conditions to closing in the Business Combination Agreement; the inability to obtain or maintain the listing of Murphy Canyon’s common stock on Nasdaq following the Transaction; the risk that the Transaction disrupts current plans and operations of Conduit as a result of the announcement and consummation of the Transaction; the ability to recognize the anticipated benefits of the Transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth economically and hire and retain key employees; the risks that Conduit’s product candidates in development fail clinical trials or are not approved by the U.S. Food and Drug Administration or other applicable authorities; costs related to the Transaction; changes in applicable laws or regulations; the possibility that Murphy Canyon or Conduit may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties to be identified in the proxy statement/prospectus relating to the Transaction, including those under “Risk Factors” therein, and in other filings with the SEC made by Murphy Canyon. Moreover, Conduit operates in a very competitive and rapidly changing environment. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond Murphy Canyon’s and Conduit’s control, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and except as required by law. Murphy Canyon and Conduit assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Murphy Canyon nor Conduit gives any assurance that either Murphy Canyon or Conduit or the combined company will achieve its expectations.

Contacts

Adam Sragovicz

Murphy Canyon Acquisition Corp.:

adam.sragovicz@murphycanyonac.com

Jamie Bligh

Conduit Pharmaceuticals Limited

jb@conduitpharma.com